Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. to Release
Third Quarter 2020 Earnings on November 13, 2020

HAMILTON, Bermuda, October 27, 2020 (Business Wire) - Maiden Holdings, Ltd. ("Maiden") (NASDAQ:  MHLD) announced it plans to release third quarter 2020 financial results following the market close on Friday, November 13, 2020. Maiden's results will be released by posting the news release to its web site and providing public notice of the availability of the earnings release.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.